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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-46918) and Form S-3 (333-74366) of Kirlin Holding Corp. of our report dated March 10, 2004 on the consolidated statement of financial condition of Kirlin Holding Corp. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2003, appearing in this Annual Report on Form 10-K of Kirlin Holding Corp.



/s/ Marcum & Kliegman LLP

MARCUM & KLIEGMAN LLP
New York, New York

March 29, 2004